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                                    EXHIBIT 4

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NUMBER                               LOGO                           SHARES
 01018                           L.A. GROUP, INC.


                                 COMMON STOCK                CUSIP 501714  10 9

THIS CERTIFIES THAT

                               S P E C I M E N

is owner of



FULLY PAID AND NON ASSESSABLE SHARES OF COMMON STOCK OF $.001 PAR VALUE EACH
OF

                               L.A. GROUP, INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

        DATED:                   CORPORATE SEAL        COUNTERSIGNED
                                L.A. GROUP, INC.               COMPANY OFFICERS
                                   DELAWARE
                                    1977



        /s/ Daniel J. Fasano                             /s/ Anthony Biondi
            Secretary                                        President
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